File No. 70-8973


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549

                        AMENDMENT NO. 3

                               TO

                   APPLICATION OR DECLARATION

                               ON

                            FORM U-1

                             UNDER

         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  ALLEGHENY POWER SYSTEM, INC.
                     10435 Downsville Pike
                     Hagerstown, MD  21740

                          AYP CAPITAL
                     10435 Downsville Pike
                     Hagerstown, MD  21740

____________________________________________________________
(Name of company or companies filing this statement and addresses of principal executive offices)

                  Allegheny Power System, Inc.


____________________________________________________________
(Name of top registered holding company parent of each applicant or declarant)

                         Thomas K. Henderson, Esquire
                         Vice President
                         Allegheny Power
                         10435 Downsville Pike
                         Hagerstown, MD 21740


____________________________________________________________
(Name and address of agent for service)



U:\LEGAL\AKLINE\WPFILES\BRAY\70-8973.NO2

1. Applicants hereby amend their application by restating the paragraph added to the end of the Requested Authority section of Item No. 1: Description of Proposed Transaction by Amendment No. 2 in this matter as follows:

     If formed, MARKETCO(S) will be a joint venture(s),

partnership(s) or wholly owned subsidiary(ies) of AYP

depending upon market conditions existing at the time.  If a wholly owned subsidiary(ies), MARKETCO(S) will issue no par

value common stock which AYP will purchase for a nominal

amount.

2. Applicants further amend their application in this matter by adding the following to the end of the Personnel section of Item No. 1: Description of Proposed Transaction:


Services provided by APSC to AYP are covered under a service agreement approved by the Commission in proceedings at SEC

File No. 70-8411.  In the event new MARKETCO(S) are formed

to market and sell appliance and equipment repair warranties and/or to provide for the sale and installation of power

quality devices, a new service agreement(s) will be signed

between APSC and MARKETCO(S) and filed with the Commission

for approval.  Applicants request that the Commission

reserve jurisdiction over the approval of any new service

agreement(s).

                          SIGNATURE

     Pursuant to the requirements of the Public Utility

Holding Company Act of 1935, the undersigned companies have caused this statement to be signed on its behalf by the undersigned thereto duly authorized.



                         Allegheny Power System, Inc.


                         By:   /s/ Philip J. Bray
                              Philip J. Bray
                              Counsel



                         AYP Capital, Inc.


                         By:  /s/ Philip J. Bray
                              Philip J. Bray
                              Counsel


Dated:  April 11, 1997



U:\LEGAL\AKLINE\WPFILES\BRAY\APPLICANTS